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                                                                     EXHIBIT 5.1

                                November 12, 2003

Amkor Technology, Inc.
Goshen Corporate Park
1345 Enterprise Drive
West Chester, PA 19380

         REGISTRATION STATEMENT ON FORM S-3; 8,050,000 SHARES OF COMMON STOCK

Dear Ladies and Gentlemen:

         In connection with the registration by Amkor Technology, Inc., a Delaware corporation (the "Company"), of 7,000,000 shares of common stock of the Company, par value $0.001 per share (and up to 1,050,000 additional shares subject to an over-allotment option) (the "Shares"), pursuant to the Prospectus Supplement filed on or about November 6, 2003 (the "Prospectus Supplement"), to that certain Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on January 10, 2002 (File No. 333-76532), including Amendment Nos. 1 and 2 thereto, and declared effective by the Commission (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect

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Amkor Technology, Inc.
November 12, 2003
Page 2 of 2

thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, we are of the opinion that the Shares, when issued in the manner described in the Prospectus Supplement and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Prospectus Supplement. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /S/ WILSON SONSINI GOODRICH & ROSATI